EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
of Clarus Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-42600, 333-42604, 333-127686 and 333-79565) of Clarus Corporation of our reports dated March 3, 2009, with respect to the consolidated balance sheets of Clarus Corporation and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of Clarus Corporation.

Our report on the consolidated financial statements refers to the adoption of Financial Accounting Standards Board  No. 123(R), Share-Based Payments, as of January 1, 2006.

/s/ KPMG LLP
Stamford, Connecticut
March 3, 2009